EXHIBIT 99.2


                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                            ____________________

                                SCHEDULE 13D

                              (Amendment No. 1)

                  Under the Securities Exchange Act of 1934


                    GENERAL EMPLOYMENT ENTERPRISES, INC.
                              (Name of Issuer)

                         Common Stock, No Par Value
                       (Title of Class of Securities)

                                 369730-10-6
                               (CUSIP number)

                              Herbert F. Imhoff
                    General Employment Enterprises, Inc.
                               One Tower Lane
                                 Suite 2100
                   Oakbrook Terrace, Illinois   60181-4600
                               (630) 954-0400
                (Name, Address and Telephone Number of Person
              Authorized to Receive Notices and Communications)

                              November 30, 1990
           (Date of Event Which Requires Filing of This Statement)

        If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1(b)(3) or (4), check the following box [ ].



                       (Continued on following pages)
                              Page 1 of 5 Pages

        14 of 22

   CUSIP No. 369730-10-6             13D                Page 2 of 5 Pages

        1    NAME OF REPORTING PERSONS
             S.S. OR I.R.S. IDENTIFICATION NOS. OF ABOVE PERSONS
                  Herbert F. Imhoff
                  S.S. No. ###-##-####

        2    CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP     (a) [ ]
                                                                  (b) [x]
        3    SEC USE ONLY

        4    SOURCE OF FUNDS
                  BK

        5    CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED
             PURSUANT TO ITEM 2(d) OR 2(e)                            [ ]

        6    CITIZENSHIP OR PLACE OF ORGANIZATION

        7    NUMBER OF SHARES BENEFICIALLY OWNED
             BY EACH REPORTING PERSON WITH
             SOLE VOTING POWER
                  511,993

        8     SHARED VOTING POWER
                  0

        9    SOLE DISPOSITIVE POWER
                  511,993

        10   SHARED DISPOSITIVE POWER
                  0

        11   AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
                  32.2%

        12   CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES
             CERTAIN SHARES                                           [x]

        13   PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
                  32.2%

        14   TYPE OF REPORTING PERSON
                  IN

        15 of 22

                                                        Page 3 of 5 Pages

             This Amendment No. 1 to the Statement on Schedule 13D is

   being filed pursuant to Section 13(d) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.  Except as amended herein, the Schedule 13D previously filed remains unchanged.


   Item 1.        Security and Issuer.
                  -------------------

             This Amendment No. 1 amends the Statement on Schedule 13D

   relating to the common stock, no par value (the "Shares"), of General

   Employment Enterprises, Inc., an Illinois corporation (the "Company")

   previously filed by Herbert F. Imhoff.


   Item 3.        Source and Amount of Funds or Other Consideration.
                  -------------------------------------------------

             The funds ($78,250) utilized to acquire the Shares described under Item 5(c) hereof were borrowed by Mr. Imhoff from a bank in the ordinary course of business.


   Item 5.        Interest in Securities of the Issuer.
                  ------------------------------------

             (a)  As of the date hereof, Mr. Imhoff owned 511,993 Shares,

   representing approximately 32.2% of the 1,591,681 Shares outstanding as of June 30, 1990 (based upon the number of Shares reported outstanding in the Company's Quarterly Report on Form 10-Q for the

   fiscal quarter ended June 30, 1990).  Mr. Imhoff disclaims beneficial ownership of the 2,423 Shares owned by his wife.

             (b)  Mr. Imhoff has the sole power to vote and to dispose of the 511,993 Shares reflected herein.

        16 of 22

                                                        Page 4 of 5 Pages

             (c)  In the last 60 days, Mr. Imhoff purchased Shares as

   follows:


                                      Number of          Price Per
                    Date               Shares              Share
                    -----             --------           ---------
                  11/21/90              2,000               2.625

                  11/21/90              3,000               2.5

                  11/21/90              5,000               2.75

                  11/30/90              8,000               4.125

                  12/3/90               5,000               3.75


             (d)-(e)   Not applicable.

        17 of 22

                                                        Page 5 of 5 Pages

                                  SIGNATURE
                                  ---------

             After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.




   Date:   December 5, 1990.


                            By:       /s/ HERBERT F. IMHOFF
                                      --------------------------
                                           Herbert F. Imhoff

        18 of 22